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                                                                    EXHIBIT 99.1

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                      OF ALTERNATIVE LIVING SERVICES, INC.

                       TO BE HELD ON _____________, 1997

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
            BOARD OF DIRECTORS OF ALTERNATIVE LIVING SERVICES, INC.

         The undersigned appoints William F. Lasky and Thomas E. Komula, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified herein at the Special Meeting of Stockholders (the "Special Meeting") of Alternative Living Services, Inc. (the "Company") to be held at the offices of the Company, 450 North Sunnyslope Road, Brookfield, Wisconsin 53005, on __________, 1997 at ___:00 ___.m., local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Special Meeting, to act in their discretion upon any other matter or matter that may properly be brought before the Special Meeting and to appear and vote all the shares of common stock of the Company undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Joint Proxy Statement/Prospectus of the Company and Sterling House Corporation ("Sterling") dated __________, 1997 (the "Proxy Statement") and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Special Meeting.



                                                                     SEE REVERSE
                                                                          SIDE
[X]      Please mark your
         votes as this example

The Board of Directors strongly recommends a vote FOR the following proposals:

1. The approval and adoption of the Agreement and Plan of Merger dated as of July 30, 1997, as amended as of September 2, 1997 (the "Merger Agreement"), by and among the Company, Tango Merger Corporation, a wholly owned subsidiary of the Company ("Merger Sub"), and Sterling, pursuant to which, among other things, Merger Sub will be merged with and into Sterling, as further described in the accompanying Proxy Statement.

               / / FOR          / / AGAINST          / / ABSTAIN

2. The approval and adoption of certain amendments to the Amended and Restated Bylaws of the Company ("ALS Bylaws"), including amending the bylaw provision regarding filling vacancies arising on the Company's Board of Directors, adding a bylaw provision
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         establishing an executive committee of the Company's Board of
         Directors and amending the bylaw provision regarding amendments to the ALS Bylaws.

               / / FOR          / / AGAINST          / / ABSTAIN

3. The transaction of such other business as may properly come before this Special Meeting or at any adjournment or postponement thereof.

         Dated this ____ day of __________________, 1997



                                 ---------------------------------------------
                                 Signature of Stockholder



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                                 Signature of Stockholder, if held jointly


         Please date and sign as name appears hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as each. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.

               UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED
                     AS IF MARKED FOR THE PROPOSALS ABOVE.

            PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE
                       POSTAGE PREPAID ENVELOPE PROVIDED.